EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment No.1 to Annual Report on Form 10-K/A of Checkpoint Systems, Inc. (the “Company”) for the year ended December 28, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), George Babich Jr., as Chief Executive Officer of the Company and James M. Lucania, as Acting Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 3, 2015	By: /s/ George Babich, Jr.
Title: President and Chief Executive Officer
(Principal Executive Officer)

Dated:	November 3, 2015	By: /s/ James M. Lucania
Title: Acting Chief Financial Officer and Treasurer
(Principal Financial Officer)
The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.